                                                                    Exhibit 10.4

                               COOLSAVINGS, INC.

                            SHAREHOLDERS' AGREEMENT
                            -----------------------

          THIS SHAREHOLDERS' AGREEMENT, dated as of this ___ day of ___, 2001 (this "Agreement") among the investors listed on Schedule I hereto (the "Series
       ---------                                 ----------              ------
B Investors"); the investors listed on Schedule II (the "Series C Investors");
-----------                            -----------       ------------------
the individuals whose names and addresses appear from time to time on Schedule
                                                                      --------
III hereto (the "Management/Founding Investors" and with respect to Steven
---              -----------------------------
Golden and his affiliates thereon, "Golden," and with respect to Matthew Moog
                                    ------
and his affiliates thereon, "Moog"); the investors listed on Schedule IV (the
                             ----                            -----------
"Significant Investors"); and CoolSavings, Inc., a Delaware corporation (the
 ---------------------
"Company").  The Series B Investors, the Series C Investors, the
 -------
Management/Founding Investors and the Significant Investors are hereinafter collectively referred to as the "Investors".
                                 ---------

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Series B Investors have, pursuant to the terms of a Securities Purchase Agreement, dated July 30, 2001, with the Company (the "Purchase Agreement"), agreed to purchase shares of Series B Convertible
 ------------------
Preferred Stock of the Company (the "Series B Preferred Stock"), a 12% Senior
                                     ------------------------
Secured Note executed by the Company (as may be amended from time to time) (the "Senior Secured Note"), and certain warrants (the "Warrants") to purchase shares
 -------------------                               --------
of Common Stock (as defined below); and

          WHEREAS, the Series C Investors hold shares of Series C Convertible Preferred Stock of the Company (the "Series C Preferred Stock," and,
                                     ------------------------
collectively with the Series B Preferred Stock, the "Preferred Stock"); and
                                                     ---------------

          WHEREAS, the Management/Founding Investors and the Significant Investors hold Common Stock $0.001 per share of the Company (the "Common Stock"
                                                                  ------------
and, together with the Preferred Stock, the "Shares"); and
                                             ------

          WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of Shares.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

          1.   COVENANTS OF THE PARTIES.

          (a)  Legends.  The certificates evidencing the Shares acquired by the
               -------
Series B Investors pursuant to the Purchase Agreement and those evidencing the Shares held by the Series C Investors, Management/Founding Investors and the Significant Investors, if certificated, will bear the following legend reflecting the restrictions on the transfer of such securities contained in this
Agreement:

          "The securities evidenced hereby are subject to the terms of that certain Shareholders' Agreement, dated as of _______ __, 2001, by and among the Company and certain investors identified therein, which includes certain voting agreements and restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request."

          As promptly as practicable after the date hereof, the Investors shall deliver all certificates representing any Shares to the Company to enable the Company to place the foregoing legend on such certificates. The Company may remove such legend upon request for a Transfer effected pursuant to this Agreement other than a Transfer to a Permitted Transferee.

          (b)  Additional Investors.  The parties hereto acknowledge that
               --------------------
executive officers of the Company may become shareholders of the Company after the date hereof. As a condition to the issuance of shares of capital stock of the Company to them, the Company's compensation committee may require such executive officers to execute and deliver an agreement containing restrictions substantially similar to those set forth in Sections 1(a), 3(a) and 3(b) hereof in favor of the Company. In such event, the Company shall require such agreements to include terms that entitle the Series B Investors, at their option and in their discretion, to exercise the same rights as held by the Company in the event the Company does not exercise such rights.

          2.   BOARD OF DIRECTORS.

          (a)  Election of Directors.
               ---------------------

               (i) As of the date hereof, the Board of Directors of the Company (the "Board") shall consist of Steven M. Golden, Richard H. Rogel, Hugh
              -----
R. Lamle, Albert Aiello, Matthew Moog and Robert J. Kamerschen and up to seven
(7) representatives designated by the Series B Investors that own a majority of the Series B Preferred Stock (each such representative and any additional representatives designated by the Series B Investors, a "Series B Director").
                                                         -----------------

               (ii) From the date hereof, and at all times while the Series B Preferred Stock is outstanding, the Investors and the Company shall take all reasonable action within their respective power, including but not limited to, the voting (as permitted by law) of all shares of capital stock of the Company owned by them or over which they have voting control, required (A) to cause the Board to consist of no less than seven (7) and no more than the applicable Whole Board Limit (or Reset Board Limit (each as defined in the articles of incorporation of the Company, as may be amended and restated from time to time (the "Charter")) and (B) to appoint and elect the number of Series B Directors
      -------
required to fill the Reserved Series B Seats (as defined in the Charter) upon receipt of a written consent from the holders of a majority of the Series B Preferred Stock (the "Acting Series B Holders").

               (iii) If the Acting Series B Holders exercise their right to designate and elect a Series B Director or multiple Series B Directors pursuant to this Section 2(a) and there are no vacancies on the Board of Directors for such additional director or directors, then the existing At-Large Directors (as defined below) shall within five (5) business days after receipt of written notice from the Acting Series B Holders (the "Resignation Period") meet and
                                              ------------------
decide which of
such At-Large Directors will resign (each a "Departing Director"). Assuming
                                             ------------------
such decision is voluntarily made, each Departing Director shall immediately resign. Upon the creation of such vacancy or vacancies, the Acting Series B Holders may immediately designate and elect the additional Series B Director(s) pursuant to this Section 2(a). If none of the At-Large Directors resigns or not enough resign to create the vacancies for the additional Series B Director Seat(s), the Investors shall take all action within their respective power as stockholders to cause the removal of the requisite number of At-Large Directors (the "Removed Directors"). The foregoing shall not be deemed to preclude any
      -----------------
right of any holder of the Series B Preferred Stock under the Charter.

               (iv)  In the event (each a "Default") that the Company fails for
                                           -------
any reason (i) to pay any quarterly dividend with respect to the Series B Preferred Stock as required by the Charter, (ii) to make any redemption payment required pursuant to the Charter, or (iii) an At-Large Director fails to resign or is not otherwise removed within a Resignation Period as required under
Section 2(a)(v) above, then, in any such case, upon five (5) days written notice to the Company given at any time following and during the continuance of any Default, the holders of Series B Preferred Stock shall as a class become entitled to "Special Voting Rights" as defined and described in the Charter and the Investors and the Company shall take all action within their respective power to effect the change in Board composition required by the Special Voting Rights provision of the Charter.

               (v) From and after the date hereof, the Series B Investors shall be allowed to vote on an as-converted basis in the general election of Board members (the "At-Large Directors") for those Board seats that are not Reserved
              ------------------
Series B Seats or otherwise required for Series B Directors (the "At-Large
                                                                  --------
Seats"); provided, however, that with respect to the election of directors to
-----    -----------------
such At-Large Seats, the Series B Investors shall vote all shares of capital stock of the Company owned by such Series B Investors for the persons nominated by the incumbent At-Large Directors or, after May 31, 2003 (and in the sole discretion of the Series B Investors), as proposed by any other holders of Common Stock, excluding the Series B Investors and any Affiliates (as defined in the Purchase Agreement).

               (vi) The Company shall provide the Investors with thirty (30) days' prior written notice of any intended mailing of a notice to shareholders for a meeting at which directors are to be elected. The Company agrees to nominate and recommend for election to the Reserved Series B Seats or the seats otherwise required for the Series B Directors only those representatives designated by the Series B Investors that own a majority of the Series B Preferred Stock. If the Series B Investors fail to give notice to the Company of their nominees for the Series B Directors, the designees then serving as Series B Directors shall be deemed designated for reelection; provided, such deemed designation shall not preclude the Series B Investors from otherwise acting with respect to the designation and election of Reserved Series B Seats at any time and from time to time as permitted by the Charter.

          (b)  Replacement Directors.  In the event that any Series B Director
               ---------------------
or At-Large Director (a "Withdrawing Director") designated in the manner set
                         --------------------
forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed, resigns or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by the
                             -------------------
Series B Investors with respect to the Series B Directors (and each Departing Director and/or Removed Director) or, subject to Section 2(a)(v) above, the persons nominated by the incumbent At-Large Directors with respect to the At-Large Directors. The Investors and the Company agree to take all reasonable action within their respective power, including but not limited to, the voting (as permitted by law) of capital stock of the Company owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2(b), (ii) upon the written request of the Series B Investors, to remove, with or without cause, a Series

B Director, or (iii) upon the written request of the majority of the incumbent At-Large Directors, to remove, with or without cause, an At-Large Director.

          (c)  Committees and Subsidiary Boards.  In the event the Board
               --------------------------------
establishes any committee (including, without limitation any Executive, Audit or Compensation Committees) ("Committee"), at least one of the Series B Directors
                           ---------
shall be entitled to serve on any such Committee. At the request of the Series B Investor made at any time and from time to time, the Investors shall take all reasonable actions to cause the Company to cause the board of directors of any subsidiary of the Company (a "Subsidiary Board") to include the same number of
                              ----------
representatives designated by the Series B Investors on such Subsidiary Board as there are Series B Directors then entitled to serve on the Board pursuant to subsections (ii), (iii), (iv) and (vi) of Section 2(a) above.

          (d)  No Revocation; Termination.  The voting agreements contained in
               --------------------------
this Section 2 are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with the terms of this Agreement. The voting agreement contained in this Section 2 shall terminate immediately upon the redemption or conversion of all shares of Series B Preferred Stock. In addition, the voting agreements of individual investors that are Management/Founding Investors, Series C Investors or Significant Investors shall not survive any Transfer permitted under this Agreement (nor shall the voting agreements made by the Series B Investors to such Investors inure to the benefit of such transferees) unless such Transfer is to a Permitted Transferee.

          (e)  Observer Rights.  In addition to the foregoing, the holders of
               ---------------
a majority of the shares of Series B Preferred Stock shall be entitled to have (and the Company shall permit) to at least one additional person attend meetings of the Board of Directors in an observational capacity (an "Observer"), and
                                                            --------
if the holders of the Series B Preferred Stock choose not to fill any of the Reserved Series B Seats reserved for the Series B Directors, then the holders of a majority of the shares of Series B Preferred Stock shall be entitled to have (and the Company shall permit) an additional Observer for each unfilled seat. If a Series B Director is not able to attend a Board of Directors meeting or a meeting of a committee on which such Directors serve, such Director may designate any Person to attend in their place as an Observer.

          (f) Nothing in this Section 2 shall be deemed to preclude any right of any holder of the Series B Preferred Stock under the Charter.

          3.   CERTAIN TRANSFERS OF STOCK AND OTHER COVENANTS.

          (a)  Resale of Securities.  No Management/Founding Investor shall
               --------------------
Transfer any Shares other than in accordance with the provisions of this Section
3. Any Transfer or purported Transfer made in violation of this Section 3 shall be null and void and of no effect.

          (b)  Rights of First Refusal - Share Transfers.
               -----------------------------------------

               (i)  Limitations on Transfer.  No Management/Founding Investor
                    -----------------------
shall Transfer any of the Shares owned by him unless the Management/Founding Investor desiring to make the Transfer (hereinafter referred to as the "Transferor") shall have first made the offers to sell to the Series B
 ----------
Investors as contemplated by this Section 3(b), and such offers shall not have been accepted in accordance with the terms of this Section 3(b).

               (ii) Offer by Transferor.  The Transferor shall provide the
                    -------------------
Series B Investors with a copy of a bona fide offer received by the Transferor from a third party together with (A) a written offer from the Transferor to sell to the Series B Investors all of the shares then proposed to be transferred by the Transferor (the "Subject Shares") to the
                                                   --------------
third party, (B) a statement of intention by the Transferor to Transfer the Subject Shares to the third party, (C) the name and address of the third party,
(D) the number of Subject Shares involved in the proposed Transfer, and (E) the terms of such Transfer; provided, however, if the Subject Shares are to be sold through a broker in the open market, the Transferor may, in lieu of identifying a specific third party and price, identify the broker and covenant that the Subject Shares shall be sold through a "limit order" at a specified minimum price ("Minimum Price") that shall not continue for more than sixty (60) days
        -------------
(the Subject Shares to be sold through the limit order with respect to Moog only, shall not exceed in number more than 20% of the average daily volume of the Company's shares traded during the immediately preceding thirty days). In no event will a Transferor be entitled to pursue a limit order transaction more than six (6) times in any twelve-month period.

               (iii)  Acceptance of Offer.
                      -------------------

               (A) Within fifteen (15) business days (four (4) business days in the case of a limit order transaction) after the receipt of the offer described in Section 3(b)(ii), the Series B Investors may, at their option, elect to purchase all of the Subject Shares (or any part if a limit order transaction is proposed). The Series B Investors shall give notice of their intention to exercise, or that they do not intend to exercise their option hereunder, to the Transferor within such 15-day (or 4-day) period. The Series B Investors shall purchase all (or any part, as applicable) of the Subject Shares as they shall agree upon among themselves.

               (B) The notice required to be given by the purchasing party (the "Purchaser") shall specify a date for the closing of the purchase
                ---------
          which shall not be more than thirty (30) days after the date of the giving of such notice.

               (iv)   Purchase Price.  The purchase price per share for the
                      --------------
Subject Shares shall be the price per share offered to be paid by the prospective transferee described in the offer (or the Minimum Price, as applicable), which price shall be paid in cash or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as therein set forth.

               (v)    Consideration Other Than Cash.  If the offer of Subject
                      -----------------------------
Shares under this Section 3(b) is for consideration other than cash or cash plus deferred payments of cash, the Purchaser shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser cannot agree on the amount of such cash equivalent within ten (10) days after the beginning of the 15-day (or 4-day) period under Section 3(b)(iii)(A), any of such parties may, by three (3) days' written notice to the other, initiate appraisal proceedings under Section 3(b)(vi) for determination of the cash equivalent. The Purchaser may give written notice to the Transferor revoking an election to purchase the Subject Shares within five (5) days after determination of the appraised value, if it chooses not to purchase the Subject Shares.

               (vi)   Appraisal Procedure.  If any party shall initiate an
                      -------------------
appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Shares under Section 3(b)(v), then the Transferor, on the one hand, and the Purchaser, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within thirty (30) days of appointment, separately investigate the value of the consideration for the Subject Shares as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "Earlier
                                                                   -------
Appraisals") vary by less than ten percent (10%), the average of the two
----------
appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm. The third appraiser shall, within thirty (30) days of his appointment, appraise the value of the consideration for the Subject Shares (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferor and the Purchaser shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferor and one-half by the Purchaser.

               (vii)   Closing of Purchase.  The closing of the purchase shall
                       -------------------
take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 3(b)(iv) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Purchaser the certificates evidencing the Subject Shares to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

               (viii)  Release from Restriction; Termination of Rights.  If the
                       -----------------------------------------------
offer to sell is not accepted by the Series B Investors within the applicable time provided for acceptance, the Transferor may make a bona fide Transfer to the prospective transferee named (or pursuant to the qualifying limit order described) in the statement attached to the offer in accordance with the agreed upon terms of such Transfer and the Transferee shall acquire the Subject Shares free and clear of the terms of this Agreement, provided, that such Transfer
                                               --------
shall be made only in strict accordance with the terms therein stated. If the Transferor shall fail to make such Transfer within sixty (60) days following the expiration of the time hereinabove provided for the election by the Series B Investors or, in the event the Purchaser revokes an election to purchase the Subject Shares pursuant to Section 3(b)(v), within sixty (60) days of the date of such notice of revocation, such Shares shall again become subject to all the restrictions of this Section 3.

               (ix)    Limitations.  The provisions of this Section 3 shall not
                       -----------
apply to (i) sales by Tag-Along Investors (as defined below) pursuant to Section 3(c) hereof, (ii) Transfers to Permitted Transferees or to the Company, (iii) Transfers by Moog made subsequent to thirty (30) days after his employment with the Company has been terminated by the Company without cause or upon his death or permanent disability (where applicable as defined in Moog's employment agreement) (iv) Transfers by Golden's estate or personal representative after his death or (v) Transfers by any Management/Founding Investor which, when aggregated with all other Transfers by such Management/Founding Investor, result in the Transfer of less than the greater of (A) five percent (5%) of the Shares owned by the Management/Founding Investor as of the date hereof and (B) fifty thousand (50,000) of the Shares owned by the Management/Founding Investor.

               (x)  Assignment.  The rights granted to the Series B Investors
                    ----------
under this Section 3(b) may be freely assigned or otherwise transferred severally by the Series B Investors to any Person acquiring at least twenty percent (20%) of the shares of Series B Preferred Stock originally owned by the original holder of the Series B Preferred Stock.

          (c)  Tag-Along Rights.  In the event the Series B Investors do not
               ----------------
exercise their rights of first refusal as to all of the Subject Shares pursuant to Section 3(b) hereto and any Management/Founding Investor intends to consummate the Transfer of any of its Shares (other than Transfers to any Permitted Transferee or to the Company), such Management/Founding Investor (the "Selling Investor") shall notify the Series B Investors (the "Tag-Along
 ----------------                                             ---------
Investors") and the Company in writing, of such proposed Transfer and its terms
---------
and conditions in the notice specified in Section 3(b) above. Each Tag-Along Investor that so notifies the Selling Investor (pursuant to the same terms and conditions regarding notice set forth in Section 3(b) above) shall have the right to sell, at the same price and on the same terms and conditions as the Selling Investor, an amount of Shares equal to the Shares the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares owned by such Tag-Along Investor on the date of notice and the denominator of which shall be the aggregate number of Shares owned by the Selling Investor and each Tag-Along Investor exercising its rights under this Section 3(c) on the date of notice; provided, however, that if any
                                               --------  -------
Tag-Along Investor has, on the date of notice, the ability to immediately liquidate pursuant to Rule 144 of the Securities Act of 1933, as amended, at a price above the then applicable Conversion Price, a number of Shares equal to the number of Shares such Tag-Along Investor would otherwise be entitled to sell pursuant to the rights granted under this Section 3(c), then such Tag-Along Investor shall not be entitled to the benefit of this Section 3(c). The rights granted to the Series B Investors under this Section 3(c) may be freely assigned or otherwise transferred severally by the Series B Investors to any Person acquiring at least twenty percent (20%) of the shares of Series B Preferred Stock originally owned by the original holder of the Series B Preferred Stock.

          (d)  Right of First Offer - Equity or Debt Financings.
               ------------------------------------------------

               (i) If at any time after the date hereof, the Company proposes to issue any Debt or Equity other than (i) the issuance of the Series B Preferred Stock to the Series B Investors, the Series C Preferred Stock, the Notes, the Warrants, or any shares issuable as a result of the conversion or exercise thereof, (ii) pursuant to the acquisition of another person by the Company, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such person or otherwise, or (iii) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program approved by the

Company's Board of Directors including the affirmative vote of at least one Series B Director (collectively, "Exempt Issuances"), the Company shall:
                                  ----------------

               (A) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities (whether Debt or Equity) proposed to be issued (the "Proposed
                                                               --------
          Securities"), including, where applicable, the voting powers,
          ----------
          preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

               (B) offer to issue to the Series B Investors the Proposed Securities.

               (ii) The Series B Investors must exercise their purchase rights hereunder within fifteen (15) business days after receipt of such notice from the Company. The Series B Investors shall purchase the Proposed Securities as they shall agree among themselves.

               (iii) If the Series B Investors shall not have elected to exercise their purchase rights hereunder prior to the expiration of the offering period described above, the Company will be free to sell the Proposed Securities during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Series B Investors. Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to the Series B Investors pursuant to this Section 3(d).

               (iv) The election by the Series B Investors not to exercise their right of first refusal under this Section 3(d) in any one instance shall not affect their right (other than in respect of a reduction in their percentage holdings) as to any subsequent proposed issuance. Any sale of such Debt or Equity by the Company without first giving the Series B Investors the rights described in this Section 3(d) shall be void and of no force and effect.

               (v)    The rights granted to the Series B Investors under this
Section 3(d) may be freely assigned or otherwise transferred severally by the Series B Investors to any Person acquiring at least twenty percent (20%) of the shares of Series B Preferred Stock originally owned by the original holder of the Series B Preferred Stock.

          (e)  Subscription Right.
               ------------------

               (i) Notwithstanding the foregoing, if the Company issues such Proposed Securities pursuant to Section 3(d) in a transaction other than an Exempt Issuance after the Series B Investors have failed to exercise their purchase rights under such section, the Company shall nonetheless:

               (A) offer to sell to each such Series B Investor, on the same terms and subject to the same conditions as the sale of the Proposed Securities to non-Series B Investors, a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock owned by such Series B

          Investor (calculated in the same manner as provided in Section 2(a) above), by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible or exercisable securities.

               (ii) Each such Series B Investor must exercise its purchase rights under this Section 3(e) within five (5) business days after receipt of such notice from the Company of such subscription right. If all of the Proposed Securities offered to such Series B Investors are not fully subscribed by such Series B Investors, the remaining (unsubscribed) Proposed Securities will be reoffered to the Series B Investors purchasing their full allotment upon the terms set forth in this Section 3(e), until all such Proposed Securities are fully subscribed for or until all such Series B Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Series B Investors must exercise their purchase rights within five days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, Series B Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

               (iii) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Series B Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to the Investors pursuant to this Section 3(e)

               (iv) The election by a Series B Investor not to exercise its subscription rights under this Section 3(e) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Series B Investors the rights described in this Section 3(e) shall be void and of no force and effect.

               (v)    The rights granted to the Series B Investors under this
Section 3(e) may be freely assigned or otherwise transferred severally by the Series B Investors to any Person acquiring at least twenty percent (20%) of the shares of Series B Preferred Stock originally owned by the original holder of the Series B Preferred Stock.

          (f) The terms of this Section 3 shall terminate and be of no further force and effect as of the date the Series B Investors and their Affiliates own (on an as-converted and as-exercised basis) less than fifteen percent (15%) of the Common Stock.

          4.   TERMINATION.

          (a) The Agreement shall terminate on the earlier of (1) the date which the Series B Investors and the Management/Founding Investors owning a majority of the shares of Common Stock (excluding outstanding options) owned by the Management/Founding Investors shall have agreed in writing to terminate this Agreement or (2) ten (10) years from the date hereof.

          5.   BLOCKING RIGHTS.

          (a) In addition to any other rights provided by law, the Company shall not, and shall not permit any subsidiary (a "Subsidiary") to, without
                                                   ----------
first obtaining the affirmative vote or written consent of the Series B Investors that own a majority of the outstanding shares of Series B Preferred
Stock:

               (i) amend the Company's articles of incorporation or bylaws in any manner.

               (ii) merge, consolidate, or otherwise combine the Company with or into any other entity, or effect any sale, lease, license, assignment (for the benefit of creditors or otherwise), transfer or other conveyance or disposition of any material portion of the assets of the Company or any of its Subsidiaries, or any consolidation, merger or share exchange involving the Company or any Subsidiary or any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation or winding up of the Company;

               (iii) acquire, by purchase, exchange, merger, consolidation or other business combination, lease, assignment, or other transfer or conveyance, or series of transfers or conveyances, of, all or substantially all of the properties or assets of any other corporation, entity or business (as determined in accordance with Rule 11-01(d) of Regulation S-X promulgated by the Securities and Exchange Commission), or enter into a joint venture or partnership with any other entity, in each case involving the payment of consideration or contribution by the Company or any Subsidiary in an aggregate amount or value in excess of $1,000,000;

               (iv) purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any of the capital stock of the Company; provided, that this provision shall not apply to the repurchase of shares of capital stock from directors, officers, employees or consultants or of advisers to the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Company or any Subsidiary;

               (v) permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Company or a wholly owned Subsidiary, any stock of such Subsidiary, if after giving effect to such issuance or sale, the Company or a wholly owned Subsidiary would own less than eighty percent (80%) of the outstanding stock of such Subsidiary on a fully diluted basis;

               (vi) authorize, issue or obligate itself to issue any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right (an "Equity Security") except in exchange for (a) cash (if otherwise permitted), (b) shares issuable upon exercise or conversion of the Series B Preferred Stock, the Series C Preferred Stock or the warrants to purchase common stock issued to Landmark Communications, Inc. or certain of its affiliates or transferees (collectively, "Landmark") (the "Warrants") in connection with the Company's issuance and sale of a Senior Secured Note to Landmark in the aggregate principal amount of $5,000,000 dated July 30, 2001 (as may be amended, the "Senior Secured Note"), or (c) shares of Common Stock or options to purchase Common Stock pursuant to an option or incentive plan approved by the Board of Directors, provided such approval included the affirmative vote of one of the Series B Directors (an "Approved Plan") provided the aggregate number of options, warrants or any other type of rights or equity securities issued and outstanding under any such Approved Plan shall not exceed 7,953,954 plus up to 1,800,000 options issued in connection with the cancellation of options issued under the Company's 1997 Stock Option Plan and reissuance under an Approved Plan as contemplated by the Purchase Agreement;

               (vii) authorize or issue, or obligate itself to issue (a) any shares of Series B Preferred Stock or capital stock exchangeable or convertible into Series B Preferred Stock to any person other than to a Series B Investor or
(b) Equity Securities ranking senior to or on a parity with the Series B Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, or reclassify any Equity Security such that it ranks senior to or on a parity with the Series B Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise;

               (viii) increase or decrease (other than by the redemption or conversion of the Series B Preferred Stock as provided herein) the total number of authorized shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or issue any additional shares of any such series of Preferred Stock or declare or pay any dividends or declare or make any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock or paid in kind on the Series B Preferred Stock) on account of any Equity Security or set apart any sum for any such purpose;

               (ix) adopt any stock option, stock purchase or similar incentive plan or arrangement other than an Approved Plan, amend any Approved Plan or amend any stock option, restricted stock award, stock purchase right or other incentive award or grant issued or granted pursuant to an Approved Plan;

               (x) enter into or permit any Subsidiary to enter into any agreement, indenture or other instrument which contains any provisions restricting the Company's obligation to make prepayments or payments in kind under or redemptions of the Senior Secured Note or pay dividends, make payments in kind or effect redemptions of the Series B Preferred Stock;

               (xi) enter into any transaction with an officer, director, employee or holder of more than five percent (5%) of the Company's capital stock (other than with the holders of the Series B Preferred Stock or Landmark or its affiliates) or any affiliate thereof other than in the ordinary course of business;

               (xii) enter into any agreement which restricts the Company from engaging in any business practice without the approval of the majority of the Board of Directors, including the affirmative vote of the Series B Directors;

               (xiii)  create any Subsidiary;

               (xiv) amend, alter or rescind any term of the Forbearance Agreement between the Company and American National Bank dated as of June 15, 2001, as amended July 27, 2001, or the Forbearance Agreement between the Company and Midwest Guaranty Bank dated as of July 27, 2001;

               (xv) create, incur or become or remain liable with respect to any indebtedness in an aggregate amount in excess of $500,000, or make (or permit any Subsidiary to make) any loan or advance to, or own any stock or other securities of, any corporation, partnership, or other entity other than a Subsidiary which is at least eighty percent (80%) owned by the Company;

               (xvi) make any loan or advance to any person, including, without limitation, any employee or director of the Company or any Subsidiary, except travel advances and similar expenditures in the ordinary course of business or under the terms of an Approved Plan, or guarantee directly or indirectly any indebtedness, except for trade accounts of any Subsidiary arising in the ordinary course of business;

               (xvii) amend, modify or waive compliance with the terms of any employment agreements with employees of the Company, including without limitation any non-competition, non-solicitation or non-disclosure clauses contained therein or elsewhere;

               (xviii) hire, terminate or replace the Chief Executive Officer, the President/Chief Operating Officer, Chief Financial Officer, Chief Technology Officer, or Executive Vice President--Business Development;

               (xix) enter into any material agreements, joint venture agreements, license agreements revenue sharing agreements, or other arrangements which allocate revenues to a third party or obligate the Company to pay any kind of fees which, individually, would exceed $250,000 per year, or $750,000 over the term of such arrangement, or which when combined with all similar arrangements would involve fees in excess of $2,000,000; or

               (xx) enter into any material agreements, joint venture agreements, license agreements revenue sharing agreements, alliances or other arrangements which allocate revenues to a third party or obligate the Company to perform any services which on an arms length basis calculated at fair market value, individually would exceed $250,000 per year, or $750,000 over the term of such arrangement, or which when combined with all similar arrangements would involve in kind services on an arms length basis calculated at fair market value in excess of $2,000,000.

          6.   CONVERSION COVENANT.

          The Series B Investors hereby agree not to request the conversion of their shares of Series B Preferred Stock until the earliest of (i) the first anniversary of the date hereof, (ii) a Change of Control (as defined under the Charter), and (iii) any breach under the Purchase Agreement or any default under the Senior Secured Note or that certain Amended and Restated

Loan and Security Agreement between the Company and Landmark Communications, Inc. dated as of July 30, 2001.

          7.   INTERPRETATION OF THIS AGREEMENT.

          (a)  Terms Defined.  As used in this Agreement, the following terms
               -------------
have the respective meaning set forth below:

          Affiliate:  shall mean any Person or entity, directly or indirectly
          ---------
controlling, controlled by or under common control with such Person or entity.

          Debt shall mean any indenture, mortgage, deed of trust, credit
          ----
agreement, loan, note or any other evidence of indebtedness.

          Equity shall mean a grant by the Company at any time and in any manner
          ------
of Common Stock or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (whether directly or by assumption in a merger or otherwise).

          Exchange Act:  shall mean the Securities Exchange Act of 1934, as
          ------------
amended, and the rules and regulations promulgated thereunder.

          Permitted Transferee:  shall mean, in the case of any Investor other
          --------------------
than a Management/Founding Investor, any Affiliate of such Investor and, in the case of Management/Founding Investors, members of such Management/Founding Investor's family, heirs, executors or legal representatives trusts or any other person formed or used for the benefit of such Management/Founding Investor's family for purposes of estate planning; provided, in each instance, that such
                                        --------
transferee agrees to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto.

          Person:  shall mean an individual, partnership, joint-stock company,
          ------
corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          Securities:  shall have the meaning set forth in Section 2(1) of the
          ----------
Securities Act.

          Securities Act:  shall mean the Securities Act of 1933, as amended,
          --------------
and the rules and regulations promulgated thereunder.

          Transfer:  shall mean any sale, assignment, pledge, hypothecation, or
          --------
other disposition or encumbrance.

          (b)  Accounting Principles.  Where the character or amount of any
               ---------------------
asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          (c)  Directly or Indirectly.  Where any provision in this Agreement
               ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (d)  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          (e)  Section Headings.  The headings of the sections and subsections
               ----------------
of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          8.   MISCELLANEOUS.

          (a)  Notices.
               -------

               (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:


               (A) if to any of the Investors, at the address or facsimile number of such Investor shown on Schedule I, Schedule II or Schedule III, or at such other address as the Investor may have furnished the Company and the other Investors in writing, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 (facsimile:
          (212) 728-8111), Attention: William J. Grant, Jr., and a copy to Willcox & Savage, P.C., 1800 Bank of America Center, Norfolk, VA 23510 (facsimile: (757) 628-5566), Attention: Thomas C. Inglima; and

               (B) if to the Company, at 360 N. Michigan Avenue, 19th Floor, Chicago, IL 60601 (facsimile: (312) 853-0456), Attention: Robert Gorman, or at such other address as it may have furnished in writing to each of the Investors, with a copy to Jaffe, Raitt, Heuer & Weiss, P.C., One Woodward Avenue, Suite 2400, Detroit, MI 48226 (facsimile:
          (313) 961-8358), Attention: Peter Sugar.

               (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b)  Reproduction of Documents.  This Agreement and all documents
               -------------------------
relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by a party pursuant hereto, and (iii) financial statements, certificates and other information previously or hereafter furnished to a party, may be reproduced by such party by photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (c)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties.

          (d)  Entire Agreement; Amendment and Waiver.  This Agreement and the
               --------------------------------------
Purchase Agreement constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each Series B Investor and the Management/Founding Investors and Significant Investors owning a majority of the shares of Common Stock (excluding outstanding options) owned by the Management/Founding Investors and Significant Investors. This Agreement shall not become effective and the terms and provisions herein shall be of no force and effect unless and until all parties hereto have executed and delivered the Agreement.

          (e)  Severability.  In the event that any part or parts of this
               ------------
Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

          (f)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (g)  Injunctive Relief.  The Company and the Investors hereby declare
               -----------------
that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Investor or the Company to perform any of its obligations set forth in this Agreement. Therefore, in addition to and not in limitation of any other rights and remedies, the Company and each of the Investors shall have the right to specific performance of such obligations (without the showing of special, imminent or irreparable damages and without any obligation to post bond or other security or Surety), and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK-
                            SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   COOLSAVINGS, INC.


                                   By: ________________________________
                                   Name:
                                   Title:


                                   LANDMARK VENTURES VII, LLC


                                   By: ________________________________
                                   Name:
                                   Title:


                                   HUGH R. LAMLE

                                   ____________________________________



                                   RICHARD H. ROGEL

                                   ____________________________________



                                   RONALD G. ZACK, M.D.


                                   ____________________________________



                                   STEVEN M. GOLDEN


                                   ____________________________________


                           [Shareholders Agreement]

                              STEVEN M. GOLDEN REVOCABLE LIVING TRUST DATED
                                 3/3/98



                              By:_______________________________________
                                 Name:
                                 Title:


                              STEVEN M. GOLDEN L.L.C.



                              By:_______________________________________
                                 Name:
                                 Title:


                              MATTHEW MOOG


                              ___________________________________________


                              MOOG INVESTMENT PARTNERS LP



                              By:_______________________________________
                                 Name:
                                 Title:


                              ROBERT J. KAMERSCHEN


                              __________________________________________

                              HLBL FAMILY PARTNERS LP



                              By:_______________________________________
                                 Name:
                                 Title:


                              HUGH AND BETSY LAMLE FOUNDATION



                              By:_______________________________________
                                 Name:
                                 Title:


                              RICHARD ROGEL LIMITED PARTNERSHIP



                              By:_______________________________________
                                 Name:
                                 Title:


                              RICHARD H. ROGEL REVOCABLE LIVING
                                 TRUST DATED 3/21/90



                              By:_______________________________________
                                 Name:
                                 Title:


                              RICHARD ROGEL -- CHARITABLE
                                 REMAINDER TRUST



                              By:_______________________________________
                                 Name:
                                 Title:

                                  SCHEDULE 1

                              Series B Investors
                              ------------------

Name                                     Address
----                                     -------

Landmark Ventures VII, LLC               150 W. Brambleton Avenue
                                         Norfolk, VA  23510
                                         Facsimile:  (757) 664-2164
                                         Attention:  Guy R. Friddell, III
                                                     Executive Vice President
                                                     and General Counsel

________________________________________________________________________________

                                  SCHEDULE II

                              Series C Investors
                              ------------------

Name                               Address
----                               -------

Hugh R. Lamle                      M.D. Sass Investor Services, Inc.
                                   1185 Avenue of the Americas
                                   New York, New York 10036-2699

Richard H. Rogel                   416 Shooting Star
                                   P.O. Box 1659
                                   Avon, Colorado 81620

Ronald G. Zack, M.D.               18211 W. Twelve Mile Road
                                   Lathrup Village, MI  48076

________________________________________________________________________________

                                 SCHEDULE III

                         Management/Founding Investors
                         -----------------------------

Name                              Address
----                              -------

Steven M. Golden                  360 N. Michigan Ave., 19/th/ Floor
                                  Chicago, Illinois 60601

Steven M. Golden Revocable        360 N. Michigan Ave., 19/th/ Floor
Living Trust dated 3/3/98;        Chicago, Illinois 60601
Steven M. Golden as Trustee

Steven M. Golden L.L.C.           360 N. Michigan Ave., 19/th/ Floor
                                  Chicago, Illinois 60601

Matthew Moog                      360 N. Michigan Ave., 19/th/ Floor
                                  Chicago, Illinois 60601

Moog Investment Partners LP       360 N. Michigan Ave., 19/th/ Floor
                                  Chicago, Illinois 60601

________________________________________________________________________________

                                  SCHEDULE IV

                             Significant Investors
                             ---------------------

Name and Address
----------------

Robert J. Kamerschen

HLBL Family Partners LP                 M.D. Sass Investor Services, Inc.
                                        1185 Avenue of the Americas
                                        New York, New York 10036-2699

Hugh and Betsy Lamle Foundation         M.D. Sass Investor Services, Inc.
                                        1185 Avenue of the Americas
                                        New York, New York 10036-2699

Richard Rogel Limited Partnership]      416 Shooting Star
                                        P.O. Box 1659
                                        Avon, Colorado 81620

Richard H. Rogel Revocable Living       416 Shooting Star
Trust dated 3/21/90                     P.O. Box 1659
                                        Avon, Colorado 81620

Richard Rogel -- Charitable Remainder   416 Shooting Star
Trust                                   P.O. Box 1659
                                        Avon, Colorado 81620


________________________________________________________________________________